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                                                                     EXHIBIT 1.1


                     Optical Communication Products, Inc.

                               12,075,000 Shares

                             Class A Common Stock

                              ($0.001 Par Value)

                            UNDERWRITING AGREEMENT


November __, 2000
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                             UNDERWRITING AGREEMENT

                                                               November __, 2000

UBS Warburg LLC
J.P. Morgan Securities, Inc.
U.S. Bancorp Piper Jaffray
Wit SoundView Corporation
     As representatives of the several underwriters named in Schedule A hereto
c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

          Optical Communication Products, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 10,500,000 shares (the "Firm Shares") of Class A Common Stock, $0.001 par value (the "Class A Common Stock"), of the Company. The Class A Common Stock and the Class B Common Stock, $0.001 par value (the "Class B Common Stock"), of the Company are hereinafter collectively sometimes referred to as the "Common Stock." In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,575,000 shares of Class A Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares". The Shares are described in the Prospectus which is referred to below.

          The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-44862) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a Preliminary Prospectus) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the Registration Statement, and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the Prospectus.
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          The Company and the Underwriters agree as follows:

1.   Sale and Purchase.  Upon the basis of the warranties and representations
     -----------------
and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $__________ per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

          In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "Additional Time of Purchase"); provided, however, that the Additional Time of Purchase shall not be earlier
--------  -------
than the Time of Purchase (as defined below) nor earlier than the second business day/1/ after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

2.  Payment and Delivery.  Payment of the purchase price for the Firm Shares
    --------------------
shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on __________, 2000 (unless another time shall be agreed to by you and the Company or unless postponed

__________________________
/1/ As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

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in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Time of Purchase". Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the Time of Purchase.

          Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Additional Time of Purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the Additional Time of Purchase.

3.   Representations and Warranties of the Company.  The Company represents and
     ---------------------------------------------
warrants to each of the Underwriters that:

(a) the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; and when the Registration Statement becomes effective, the Registration Statement and the Prospectus will fully conform in all material respects with the requirements of the Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; provided, however, that the Company
                                           --------  -------
makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

(b) as of the date of this Agreement, the Company has the authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the Time of Purchase and the Additional Time of Purchase, as the case may be, the Company shall have an authorized capitalization as set forth under the heading entitled "Pro Forma As Adjusted" in the

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section of the Registration Statement and the Prospectus entitled
"Capitalization"; all of the issued and outstanding shares of capital stock, including Class A Common Stock, of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

(d) the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, properties, financial condition or results of operation of the Company and its Subsidiary (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Rules and Regulations) other than Optical Communication Products (UK) Ltd. (the "Subsidiary"); the Company owns 100% of the outstanding common stock of Optical Communication Products (UK) Ltd.; other than the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and of the bylaws of the Company and the Subsidiary and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes thereto will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date; the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; the Subsidiary is duly qualified to do business as a foreign corporation in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as set forth in the Registration Statement) are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding;

(e) each of the agreements (the "Reincorporation Agreements") entered into by the Company in connection with the changing of its state of incorporation from California to Delaware (the "Reincorporation") has been duly and validly authorized, executed and delivered by the Company, are in full force and effect, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and, to the knowledge of the Company, is a valid and binding obligation of each other party thereto, enforceable against each party in accordance with its terms. The

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Reincorporation has been validly effected in accordance with the laws of the states of California and Delaware;

(f) neither the Company nor its Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), its respective charter or bylaws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which any of them or any of their properties is bound except for such breach or default which would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of the charter or bylaws, of the Company or its Subsidiary or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or its Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or its Subsidiary;

(g) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

(h) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability solely by reason of being such holders;

(i) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable;

(j) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (NASD);

(k) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue and sale of the Shares to the Underwriters hereunder, nor does any person have preemptive rights, co-sale rights, rights of first

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refusal or other rights to purchase any of the Shares, other than those that have been expressly waived prior to the date hereof;

(l) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and its Subsidiary is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

(m) each of the Company and its Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule except to the extent that the failure to obtain all necessary licenses, authorizations, consents and approvals or make all necessary filings required under any state, local or foreign law, regulation or rule would not reasonably be expected to cause a Material Adverse Effect, other than any such obligations arising under federal law, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor its Subsidiary is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its Subsidiary the effect of which could reasonably be expected to have a Material Adverse Effect;

(n) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(o) other than as described in the Registration Statement, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or its Subsidiary or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(p) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiary as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiary for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;

(q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development which is likely to cause a material adverse change, in the business, prospects or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business, prospects or operations of the Company and its Subsidiary taken as a whole, (ii) any transaction which is material to the Company or its Subsidiary, taken as a whole, except transactions in the ordinary course of

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business, (iii) any obligation, direct or contingent, which is material to the
Company and its Subsidiary taken as a whole, incurred by the Company or its Subsidiary, (iv) any change in the capital stock or outstanding indebtedness of the Company or its Subsidiary except pursuant to compensatory plans or arrangements in the ordinary course of business or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor its Subsidiary has any contingent obligation material to the Company and the Subsidiary, taken as a whole, which is not disclosed in the Registration Statement;

(r) the Company has obtained the agreement of each of its directors, officers, stockholders other than Furukawa Electronics North America ("FENA"), the holder of all of the Class B Common Stock, and option holders not to offer, sell, contract to sell, pledge, loan, grant any option to purchase, make any short sale or otherwise dispose of or grant any rights with respect to any shares of Class A Common Stock, or any options or warrants to purchase any shares of Class A Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock, whether now owned or hereinafter acquired, owned directly by the holder (including holding as a custodian) or with respect to which the holder has beneficial ownership within the rules and regulations of the SEC for a period of 180 days after the date of the Prospectus;

(s) the Company has obtained the agreement of FENA and its affiliates not to offer, sell, contract to sell, pledge, loan, grant any option to purchase, make any short sale or otherwise dispose of or grant any rights with respect to any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the holder (including holding as a custodian) or with respect to which the holder has beneficial ownership within the rules and regulations of the SEC for a period of 180 days after the date of the Prospectus;

(t) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(u) The Company and the Subsidiary have good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect. To the Company's knowledge, all the property being held under lease by the Company and the Subsidiary is held thereby under valid, subsisting and enforceable leases;

(v) Each of the Company and the Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which it is engaged. All policies of insurance insuring the Company, the Subsidiary or any of their businesses, material assets, employees, officers and directors are in full force and effect, and each of the Company and each Subsidiary is in compliance with the terms of such policies in all material respects.

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There are no claims by the Company or either Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(w) All statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received the written consent to the use of such data from such sources to the extent required;

(x) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"), or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(y) The Company owns or has obtained licenses (which such licenses are enforceable against the Company and, to the Company's best knowledge, the other parties thereto) for the patents, patent applications, inventions, technology, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, trade secrets and rights described in the Prospectus as being owned or used by or licensed to the Company or the Subsidiary or necessary for the conduct of their respective businesses as currently conducted (collectively, the "Intellectual Property"). Each employee of the Company has entered into a confidentiality and invention assignment agreement in favor of the Company as a condition of his or her employment. Except as set forth in the Prospectus (i) there are no rights of third parties to any such Intellectual Property inconsistent with the rights of the Company related to such Intellectual Property; (ii) to the Company's knowledge there is no infringement by third parties of any such Intellectual Property owned by the Company; (iii) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (vi) to the Company's knowledge there is no patent or patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or the Subsidiary or that is necessary for the conduct of their respective businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property;

(z) Neither the Company nor any Subsidiary has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which violation individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

(aa) The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(bb) Each of the Company and the Subsidiary has filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and the Subsidiary with respect to employees have been made. The charges, accruals and reserves on the books of the Company and the Subsidiary in respect of any tax liability for any year not finally determined are, in management's determination, adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the knowledge of the Company, no tax deficiency might be reasonably asserted or threatened against the Company or any Subsidiary which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and

(cc) Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company shall be issued and outstanding, and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company.

In addition, any certificate signed by any executive officer of the Company, delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.  Certain Covenants of the Company.  The Company hereby agrees:
    --------------------------------

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided
                                                               --------
that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act;

(c) to advise you promptly and (if requested by you) to confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

(e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the shares, and to promptly notify you of such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or its Subsidiary;

(h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than __________, 2000;

(j) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

(k) to furnish to you five signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(l) to furnish to you as early as practicable prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiary which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

(m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

(n) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the documented legal fees reasonably incurred and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq Stock Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Company's other obligations hereunder;

(o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to
Section 13, 14 or 15(d) of the Exchange Act;

(p) not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of capital stock or securities convertible into or exchangeable or exercisable for capital stock or warrants or other rights to purchase capital stock or any other securities of the Company that are substantially similar to capital stock or permit the registration under the Act of any shares of capital stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, except for the registration on Form S-8 of shares of capital stock issuable pursuant to the Company's compensatory plans or arrangements, and except for issuances of Class A Common Stock upon the exercise of outstanding options, warrants and debentures, for a period of 180 days after the date hereof, without the prior written consent of UBS Warburg LLC; and

(q) to use its best efforts to cause the Class A Common Stock to be included for quotation on the Nasdaq National Market.

5.   Reimbursement of Underwriters' Expenses.  If the Shares are not delivered
     ---------------------------------------
for any reason, other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the documented fees and disbursements of their counsel reasonably incurred.

6.  Conditions of Underwriters' Obligations.  The several obligations of the
    ---------------------------------------
Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Purchase (and the several obligations of the Underwriters at the Additional Time of Purchase are subject to the accuracy of the representations and warranties on the part of the

Company on the date hereof and at the Additional Time of Purchase (unless previously waived) and at the Additional Time of Purchase, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of Brobeck Phleger & Harrison LLP, counsel for the Company, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form set forth in Annex A attached hereto.

(b) The Company shall furnish to you at the Time of Purchase and at the Additional Time of Purchase, as the case may be, an opinion of _____________, special counsel for the Company on certain intellectual property matters, addressed to the Underwriters, and dated the Time of Purchase or the Additional Time of Purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Wilson Sonsini Goodrich & Rosati, PC, counsel for the Underwriters, stating that:

     (i) As to the statements under the captions "Risk Factors --If we are unsuccessful in defending against Methode's lawsuit for patent infringement, we may be required to pay significant monetary damages to Methode and may be enjoined from manufacturing and selling certain products," and "Business --Legal Proceedings" nothing has come to the attention of such counsel which caused them to believe that the above-mentioned sections of the Registration Statement and any amendment or supplement thereto made available and reviewed by such counsel, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Stock are to be purchased, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) Except for the claims filed by Methode Electronics, Inc. in October 1999, such counsel knows of no material action, suit, claim or proceeding relating to patents, patent rights or licenses, trademarks or trademark rights, copyrights, collaborative research, licenses or royalty arrangements or agreements or trade secrets, know-how or proprietary techniques, including processes and substances, owned by or affecting the business or operations of the Company which are pending or threatened against the Company or any of its officers or directors.

(c) You shall have received from Deloitte & Touche LLP, letters dated, respectively, the date of this Agreement and the Time of Purchase and Additional Time of Purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg LLC.

(d) You shall have received at the Time of Purchase and at the Additional Time of Purchase, as the case may be, the favorable opinion of Wilson Sonsini Goodrich & Rosati, PC, counsel for the

Underwriters, dated the Time of Purchase or the Additional Time of Purchase, as the case may be, as to the matters referred to in subparagraphs (iv), (v),
(viii) (with respect to the Shares only), (ix) and (x) of paragraph (a) of this
Section 6.

          In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to matters referred to with respect to the Shares under subparagraph (viii) of paragraph (a) of this Section 6), on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and schedules and other financial and statistical data derived therefrom included in the Registration Statement or Prospectus).

(e) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

(f) The Registration Statement shall become effective at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone; provided, however, that the Company and you and any group of
                 --------  -------
Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

(g) Prior to the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) Between the time of execution of this Agreement and the Time of Purchase or the Additional Time of Purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than with respect to information set forth or referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiary taken as a whole shall occur and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or its Subsidiary.

(i) The Company will, at the Time of Purchase or Additional Time of Purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and at or before the Additional Time of Purchase, as the case may be and the conditions set forth in paragraphs (g) and (h) of this Section 6 have been met.

(j) You shall have received signed letters, dated the date of this Agreement, from each of the directors, officers, stockholders other than FENA and its affiliates and option holders of the Company to the effect that such persons shall not offer, sell, contract to sell, pledge, loan, grant any option to purchase, make any short sale or otherwise dispose of or grant any rights with respect to any shares of Class A Common Stock, or any options or warrants to purchase any shares of Class A Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock, whether now owned or hereinafter acquired, owned directly by the holder (including holding as a custodian) or with respect to which the holder has beneficial ownership within the rules and regulations of the SEC for a period of 180 days after the date of the Prospectus without the prior written consent of UBS Warburg LLC.

(k) You shall have obtained a signed letter, dated the date of this Agreement, from FENA to the effect that it along with its affiliates shall not offer, sell, contract to sell, pledge, loan, grant any option to purchase, make any short sale or otherwise dispose of or grant any rights with respect to any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the holder (including holding as a custodian) or with respect to which the holder has beneficial ownership within the rules and regulations of the SEC for a period of 180 days after the date of the Prospectus;

(l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Time of Purchase and the Additional Time of Purchase, as the case may be, as you may reasonably request.

(m) The Shares shall have been approved for listing for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the Time of Purchase or the Additional Time of Purchase, as the case may be.

(n) Between the time of execution of this Agreement and the Time of Purchase or Additional Time of Purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of
(i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or its Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

(o) If the Registration Statement shall become effective pursuant to Rule 430A under the Act, the Prospectus shall have been filed with the Commission in accordance with the timing requirements of Rule 424(b) under the Act.

7.   Effective Date of Agreement; Termination.  This Agreement shall become
     ----------------------------------------
effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and its Subsidiary taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares; or (ii) there shall have occurred any downgrading, or any notice shall have been given of (x) any intended or potential downgrading or (y) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or its Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act; or (iii) if, at any time prior to the Time of Purchase or, with respect to the purchase of any Additional Shares, the Additional Time of Purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities; or (iv) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

          If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or facsimile.

          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.   Increase in Underwriters' Commitments.  Subject to Sections 6 and 7, if any
     -------------------------------------
Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.   Indemnity and Contribution.
     --------------------------

          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its members, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that
                                                        --------  -------
the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in the light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, capability or a failure to act, by or on behalf of such indemnified party.

          (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the

Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however,
                                                             --------  -------
that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in the light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

          (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the

Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

          (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

          (e)  The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

10.  Notices.  Except as otherwise herein provided, all statements, requests,
     -------
notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 20961 Knapp Street, Chatsworth, CA 91311, Attention: Chief Executive Officer.

11.  Governing Law; Construction.  This Agreement and any claim, counterclaim or
     ---------------------------
dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.  Directed Share Program.  It is understood that approximately 180,000 Shares
     -----------------------
("Directed Shares") will initially be reserved by the Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the NASD (the "Directed Share Program") to directors, officers, employees, business associates and related persons of the Company ("Participants") who have heretofore delivered to you offers to purchase Shares in form reasonably satisfactory to you, and that any allocation of such Shares among such persons will be made in accordance with timely directions received by you from the Company. Except as set forth below, under no circumstances will any Underwriter be liable to the Company or to any Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. It is further understood that to the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby. The Company agrees to pay all documented costs and expenses of the Underwriters reasonably incurred (including the fees and disbursements of counsel to the Underwriters) solely to the extent such costs and expenses are incident to the offer and sale of shares of the Stock by the Underwriters pursuant to the Directed Share Program.

(a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls each Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (herein called the "Underwriting Entities"), from and against any and all losses, claims, damages or liabilities (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase and (A) which immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase from UBS Warburg LLC and (B) UBS Warburg LLC in good faith offered and was unable to sell such Directed Shares to the public in the offering of Firm Stock after reasonable efforts to sell such Shares; or (iii), except as specifically provided in the immediately preceding clause (ii), related to, arising out of, or in connection with the Directed Share Program, including those arising out of any violation or alleged violation of the Act or out of any rescission right of any person in respect thereof, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriting Entities.

(b) Upon the service of a summons or other initial legal process upon any Underwriting Entity in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought pursuant to Section 12(a), the Underwriting Entity seeking indemnity will promptly give Notice of such service or notification to the Company. No indemnification provided for in Section 12(a) shall be available to any Underwriting Entity who shall fail promptly so to give the Notice to the Company to the extent the Company was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify the Company of any such service or notification shall not relieve the Company from any liability which it may have to any such Underwriting Entity for contribution or otherwise than on account of such indemnity agreement in Section 12(a) (except as specifically provided in paragraph (c) of this Section 12). Any Underwriting Entity shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, such Underwriting Entity. The Company shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving a Notice of Defense to any such Underwriting Entity, to assume the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the Company, by counsel chosen by the Company and reasonably satisfactory to such Underwriting Entity; provided, however, that (i) if any such Underwriting Entity reasonably determines that there may be a conflict between the positions of the Company and of any such Underwriting Entity in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such Underwriting Entity different from or in addition to those available to the Company, then counsel for such Underwriting Entity shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of such Underwriting Entity and (ii) in any event, the Underwriting Entity shall be entitled to have counsel chosen by such Underwriting Entity to participate in, but not conduct, the defense. It is understood that the Company shall not, in respect of the legal expense of any such Underwriting Entity in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Underwriting Entities and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by UBS Warburg LLC. If, within a reasonable time after receipt of the Notice, the Company gives a Notice of Defense in connection with this Section 12 and the counsel chosen by the Company is reasonably satisfactory to the Underwriting Entity, the Company will not be liable under this Section 12 for any legal or other expenses subsequently incurred by any such Underwriting Entity in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the Company shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the Company shall bear such other expenses as it or they have authorized to be incurred by any such

Underwriting Entity. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the Company shall be responsible for any legal or other expenses incurred by any such Underwriting Entity in connection with the defense of the action, suit or proceeding.

(c) If the indemnification provided for in Section 12(a) is unavailable or insufficient to hold harmless an Underwriting Entity under Section 12(a), then the Company, in lieu of indemnifying the Underwriting Entity, shall contribute to the amount paid or payable by the Underwriting Entity as a result of the losses, claims, damages or liabilities referred to in Section 12(a): (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriting Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriting Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Underwriting Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Underwriting Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. Relative fault of the Company on the one hand and the Underwriting Entities on the other hand shall be determined by reference to, among other things, whether the statement, act or omission that results in losses, claims, damages or liabilities relates to statements, acts or omissions by the Company or by the Underwriting Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements, acts or omissions.

(d) The Company and the Underwriting Entities agree that it would not be just and equitable if contributions pursuant to Section 12(c) were determined by pro rata allocation (even if the Underwriting Entities were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in Section 12(c). The amount paid by the Underwriting Entities as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in Section 12(c) shall be deemed to include any legal or other expenses reasonably incurred by the Underwriting Entities in connection with the investigating, preparing to defend or defending against any action or claim which is the subject of Section 12(c). Notwithstanding the provisions of this Section 12, no Underwriting Entity shall be required to contribute pursuant to this Section 12 any amount in excess of the underwriting discount applicable to the Directed Shares distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the failure to so notify such party or parties from whom contribution may be sought shall not relieve such party or parties from any liability hereunder except to the extent it is, or they are, materially prejudiced as a result thereof and in any event shall not relieve it or them from any other liability which it or they may have otherwise than on account of this section.

(e) The indemnity and contribution provisions contained in this Section 12 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriting Entity or the Company, its officers or directors or any person controlling the Company and (iii) except for Section 12(a)(ii), acceptance of and payment for any of the Directed Shares.

13.  Submission to Jurisdiction.  Except as set forth below, no Claim may be
     --------------------------
commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.  Parties at Interest.  The Agreement herein set forth has been and is made
     -------------------
solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.  Counterparts.  This Agreement may be signed by the parties in one or more
     ------------
counterparts which together shall constitute one and the same agreement among the parties.

16.  Successors and Assigns.  This Agreement shall be binding upon the
     ----------------------
Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

17.  Miscellaneous.  UBS Warburg LLC, an indirect, wholly owned subsidiary of
     -------------
UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg LLC is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

          If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                              Very truly yours,

                              OPTICAL COMMUNICATION PRODUCTS, INC.

                              By:
                                 ---------------------------------
                                 Title:  Chief Executive Officer

Accepted and agreed to as of the
 date first above written, on
 behalf of themselves
 and the other several Underwriters
 named in Schedule A

UBS WARBURG LLC
J.P. MORGAN SECURITIES, INC.
U.S. BANCORP PIPER JAFFRAY
WIT SOUNDVIEW CORPORATION

By:  UBS WARBURG LLC

By:  __________________________
     Title:


By:  __________________________
     Title:

                                   SCHEDULE A

                                                           Number of
Underwriter                                               Firm Shares
-----------                                               -----------
UBS Warburg LLC
J.P. Morgan Securities, Inc.
U.S. Bancorp Piper Jaffray
Wit SoundView Corporation





                                                          --------------

                         Total.......................
                                                          ==============